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                                ESCROW AGREEMENT


         This Escrow Agreement is made and entered into this 1st day of November, 1994, by and among MASADA SECURITY, INC., a Delaware corporation ("Purchaser"), KENMAR ELECTRONICS, INC., a Texas Corporation ("Seller"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("Escrow Agent").

                              W I T N E S S E T H:

                 Purchaser has purchased certain assets from Seller pursuant to an Asset Purchase Agreement dated October 27, 1994 (the "Purchase Agreement");

                 Pursuant to Section 3(a) of the Purchase Agreement, Seller has deposited with Escrow Agent the sum of One Hundred Fifty Two Thousand Thirty Dollars ($152,030.00) to secure, for the period and in the manner hereinafter provided, certain obligations of Seller to Purchaser; and

                 Purchaser and Seller desire to provide for the short term investment and disbursement of such amount as herein provided;

         NOW, THEREFORE, the parties hereto in consideration of the mutual covenants, agreements and specific considerations set forth below, the sufficiency and adequacy of which is hereby acknowledged, and intending to be legally bound, agree as follows:

         SECTION 1. The Escrow Agent hereby acknowledges receipt of the sum of One Hundred Fifty Two Thousand Thirty Dollars ($152,030.00) which represents the amount required to be placed in escrow by Purchaser pursuant to the Purchase Agreement. The One Hundred Fifty Two Thousand Thirty Dollar ($152,030.00) deposit and the proceeds of investment thereof are hereinafter collectively referred to as the "Escrow Amount". Escrow Agent shall hold and dispose of the Escrow Amount in accordance with the terms of this Escrow Agreement.

         SECTION 2. If at any time Escrow Agent shall receive a notice signed by both Purchaser and Seller containing instructions to Escrow Agent regarding the disposition of the Escrow Amount in accordance with this Escrow Agreement or any matter related thereto, Escrow Agent shall comply with such instructions. Similarly, if at any time Escrow Agent shall receive a notice signed by both Purchaser and Seller that this Escrow Agreement has been terminated, Escrow Agent shall deliver the Escrow Amount in accordance with the instructions contained in such notice and upon such delivery this



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Escrow Agreement shall be deemed terminated and Escrow Agent shall be released and discharged from all further obligations hereunder.

         SECTION 3.

         (a) Subject to the limitations contained in this Section 3(c), Purchaser may at any time after March 1, 1995, give notice ("Purchaser's Notice") to Escrow Agent that it deems itself to be entitled to payment of all of the Escrow Amount, and simultaneously provide a copy of Purchaser's Notice to Seller. If the Purchaser's Notice is given and Escrow Agent does not receive, within ten (10) business days after the Purchaser's Notice was received, a notice from Seller ("Seller's Notice") stating that a dispute (the "Dispute") exists relating to the Purchaser's right to the Escrow Amount, Escrow Agent shall, immediately after such ten (10) business day period, deliver to Purchaser a check in an amount equal to the Escrow Amount after which this Escrow Agreement shall be deemed terminated and Escrow Agent shall be released and discharged from any further obligations hereunder.

         (b) If Escrow Agent receives Seller's Notice, in which Seller also provides a copy of Seller's notice to Purchaser, within such ten (10) business day period, the Purchaser and Seller shall attempt to resolve the Dispute within a period of thirty (30) business days after Purchaser's receipt of Seller's Notice, failing which either Seller or Purchaser may commence arbitration proceedings to determine which of them is entitled to the Escrow Amount pursuant to and in accordance with Section 3(c) of the Purchase Agreement.

         (c) Notwithstanding anything contained in Section 2, Section 3(a) or Section 3(b) to the contrary, in no event shall Escrow Agent release Forty Thousand Dollars ($40,000) of the Escrow Amount until such time as Purchaser and Seller shall have each delivered written notice to Escrow Agent that (i) the state tax liens described in Exhibit "A" attached hereto have been paid in full (including all interest and penalties accrued thereon, if any) and (ii) that the judgment described in Exhibit "A" attached hereto has been satisfied in full (including all interest and penalties accrued thereon, if any) and a release and satisfaction of judgment applicable thereto has been recorded in the Judicial District Court of Harris County, Texas; provided, however, if Seller shall have failed to cause the events described in subsections (i) and
(ii) of this Section 3(c) to occur on or before January 31, 1995, and Purchaser and Seller shall not have provided notice of the occurrence of such events to Escrow Agent by such time such $40,000 shall be automatically paid by Escrow Agent to Purchaser without the requirement of any further actions on the part of Purchaser or Seller, and Seller shall forfeit any right to receive such $40,000 as part of the purchase price under the Purchase Agreement, or otherwise.

         SECTION 4. The Escrow Agent shall invest and reinvest the Escrow Amount from time to time in such of the following and in such amounts and maturities (not exceeding





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90 days from the date of purchase in each instance) as shall be set forth in written instructions of Purchaser:

         (i) obligations of, or guaranteed by, the United States Government or any agency thereof;

         (ii) time deposits or certificates of deposit issued by any bank or trust company organized under the laws of the United States or any state thereof with capital of $100,000,000 or more;

         (iii)   U.S. Treasury Hanover Money Market Fund; or

         (iv)    Any investment to which both Purchaser and Seller consent.

         The Escrow Agent shall not be required to notify Purchaser or Seller of any payment or maturity of any instrument in which the escrow is invested or to take any action to enforce payment of such instrument. Receipt, investment and reinvestment of the Escrow Amount shall be confirmed by Escrow Agent as soon as practicable by account statement, and any discrepancies in any such account statement shall be noted by Purchaser or Seller to Escrow Agent within 30 calendar days after receipt thereof. Failure to inform Escrow Agent in writing of any discrepancies in any such account statement within said 30-day period shall conclusively be deemed confirmation of such account statement in its entirety.

         SECTION 5. The following provisions shall control with respect to the rights, duties, liabilities, privileges and immunities of the Escrow Agent:

         (a) Escrow Agent is not a party to, and is not bound by or (except as specifically provided herein) charged with notice of any agreement out of which this escrow may arise.

         (b) Escrow Agent in acting hereunder may assume the genuineness of any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney, or other paper or document which Escrow Agent in good faith believes to be genuine and what it purports to be.

         (c) Escrow Agent shall not be liable for anything which it may do or refrain from doing in connection herewith, except as a result of its own gross negligence or lack of good faith.

         (d) Escrow Agent may consult with legal counsel (including in-house counsel) in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability if it acts in accordance with the opinion and instructions of such counsel as to such matters.





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         (e)     In the event of any disagreement between any of the parties to this Escrow Agreement, or between them or any of them and any other person or entity resulting in adverse claims or demands being made in connection with the subject matter of the escrow, or in the event that Escrow Agent, in good faith, is in doubt as to what action it should take hereunder, Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and, in any such event, Escrow Agent shall not be or become liable in any way or to any person or entity for its failure or refusal to act, and Escrow Agent shall be entitled either to continue so to refrain from acting until (i) the rights of all parties shall have been determined by a final award of arbitration or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, or (ii) all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons or entities, and Escrow Agent shall have been notified thereof in writing signed by all such persons or entities.

         SECTION 6. Purchaser and Seller hereby jointly and severally indemnify Escrow Agent, its officers, directors, partners, employees and agents (each herein called an "Indemnified Party") against, and hold each Indemnified Party harmless from, any and all expenses, including, without limitation, attorneys' fees and court costs, losses, costs, damages and claims, including, but not limited to, costs of investigation, litigation and arbitration, tax liability and loss on investments suffered or incurred by an Indemnified Party in connection with or arising from or out of this Escrow Agreement, except such acts or omissions as may result from the willful misconduct or gross negligence of such Indemnified Party. IT IS THE EXPRESS INTENT OF EACH OF PURCHASER AND SELLER TO INDEMNIFY AND HOLD HARMLESS THE INDEMNIFIED PARTY FROM ITS OWN NEGLIGENT ACTS OR OMISSIONS.

         SECTION 7. The Escrow Agent shall receive compensation and expense reimbursements for its services hereunder in accordance with its customary practice, which fees and expenses shall be borne one-half by Purchaser and one-half by Seller. Purchaser and Seller shall be jointly and severally liable to Escrow Agent for the payment of all such fees and expenses. In the event Purchaser and Seller for any reason fail to pay any such fees and expenses as and when the same are due, such unpaid fees and expenses shall be charged to and set-off and paid from the Escrow Amount by Escrow Agent without any further notice.

         SECTION 8. The term of this Escrow Agreement shall commence on the date first above written, and shall terminate upon the disbursement of the entire Escrow Amount; provided, however, that in the event all such amounts required to be paid to Escrow Agent hereunder are not fully and finally paid prior to termination, the provisions of Section 7 hereof shall survive the termination and the provisions of Section 6 hereof shall, in any event, survive the termination hereof.





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         SECTION 9.  All notices and other official communications between the parties shall be in writing and shall be given by hand delivery or by a recognized overnight courier who maintains verification of delivery (deemed to be duly received on a date delivered), or by registered mail, postage prepaid, return receipt requested (deemed to be duly received seven (7) days after such mailing) or by telecopy (deemed to be received on the date sent providing that the facsimile was properly addressed and disclosed the number of pages transmitted on its front sheet and that the transmission report produced indicates that each of the pages of the facsimile was received at the correct facsimile number) to each of the respective parties as follows:

To Purchaser:                              Masada Security, Inc.
                                           950 22nd Street North, Suite 800
                                           Birmingham, Alabama 35203

                                           Attention: Mr. Terry W. Johnson

                                           TELECOPY:  1-800-531-3293

         With a copy to:                   Christopher R. Murvin, Esq.
                                           Tingle, Murvin, Watson & Bates, P.C.
                                           900 Park Place Tower
                                           Birmingham, AL 35203

                                           TELECOPY:  (205) 322-1163


To Seller:                                 KenMar Electronics, Inc.
                                           5160 Timber Creek
                                           Box 12607
                                           Houston, Texas  77217

                                           Attention: Mr. Forrest W. Jenkins

                                           TELECOPY:  (713) 943-3388


         With copy to:                     James William Freyer, Esq.
                                           42228 Vista
                                           Pasadena, Texas  77504

                                           TELECOPY:  (713) 943-9176





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To the Escrow Agent:                       Texas Commerce Bank
                                           National Association
                                           600 Travis Street, 10th Floor
                                           Houston, Texas  77002
                                           Attn:  Rebecca A. Newman

                                           TELECOPY:  (713) 216-2495

or to such other address for any of the parties hereto as from time to time shall be designated by notice given by such party to the other party in the manner hereinabove provided.

         SECTION 10. This Agreement shall be governed and construed in accordance with the substantive laws of the State of Texas and may not be amended without the written consent of all of the parties hereto. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, their respective legal representatives, successors and assigns.

         SECTION 11. Escrow Agent may resign hereunder upon ten (10) days' prior notice to Purchaser and Seller. Upon the effective date of such resignation, Escrow Agent shall deliver the Escrow Amount to any substitute escrow agent designated by Purchaser and Seller in writing. If Purchaser and Seller fail to designate a substitute escrow agent within ten (10) days after the giving of such notice, Escrow Agent may institute a petition for interpleader. Escrow Agent's sole responsibility after such 10-day notice period expires shall be to hold the Escrow Amount (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Escrow Agent's obligations hereunder shall cease and terminate. This Escrow Agreement or any provision hereof may be amended, modified, waived or terminated only by written instrument duly signed by the parties hereto.

         IN WITNESS WHEREOF, and in agreement hereto, the parties have executed this Escrow Agreement as of the date first written above.

                                     PURCHASER:

                                     MASADA SECURITY, INC.

                                     By: /s/ David P. Tomick
                                        ------------------------------------
                                             Its: Chief Financial Officer
                                                 ---------------------------




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                             SELLER:

                             KENMAR ELECTRONICS, INC.

                             By: /s/ Forrest W. Jenkins
                                ------------------------------------
                                      Its: President
                                          --------------------------


                             ESCROW AGENT:

                             TEXAS COMMERCE BANK
                             NATIONAL ASSOCIATION

                             By: /s/ Rebecca A. Newman
                                --------------------------------------------
                                      Its: Vice President and Trust Officer
                                           ---------------------------------



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